                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934




               Date of Report (Date of earliest event reported):
                                January 29, 1996





                                   MEDITRUST
              ---------------------------------------------------
               (Exact name of registrant as specified in charter)


          Massachusetts            0-14022                  04-6532031
          ------------------------------------------------------------
           (State of             (Commission         (I.R.S. Employer
         Incorporation)           File No.)         Identification No.)


         197 First Avenue, Needham, Massachusetts               02194
         -------------------------------------------------------------
        (Address of principal executive offices)              (Zip Code)





       Registrant's telephone number, including area code: (617) 433-6000

Item 5.  OTHER EVENTS

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Results of Operations
---------------------

YEAR ENDED DECEMBER 31, 1995 VS. YEAR ENDED DECEMBER 31, 1994

         Revenues for the year ended December 31, 1995 were $209,369,000 compared to $172,993,000 for the year ended December 31, 1994, an increase of $36,376,000 or 21%. Revenue growth resulted from increased interest income of $32,823,000 and increased rental income of $3,553,000, resulting primarily from additional real estate investments made during the past year.

         For the year ended December 31, 1995, total expenses decreased by $3,136,000. Interest expense decreased by $3,316,000 primarily due to lower interest rates on newly issued notes which were used to prepay senior unsecured notes payable and senior mortgage notes payable, which carried higher interest rates. Depreciation and amortization increased by $1,005,000, as a result of increased real estate investments. General and administrative expenses decreased by $825,000.

YEAR ENDED DECEMBER 31, 1994 VS. YEAR ENDED DECEMBER 31, 1993

         Revenues for the year ended December 31, 1994 were $172,993,000 compared to $150,375,000 for the year ended December 31, 1993, an increase of $22,618,000 or 15%. Revenue growth resulted from increased rental income of $2,059,000 and increased interest income of $20,559,000 resulting primarily from additional real estate investments made during the past year.

         For the year ended December 31, 1994, total expenses increased by $5,794,000. Interest expense increased by $5,286,000 and resulted from the issuance of convertible debentures in November 1993 and March 1994 and a higher level of short-term borrowings during 1994. The increase was partially offset by the prepayment of senior secured and unsecured debt totaling $23,300,000 and the conversion of convertible debentures totaling $59,002,000 during 1994. Depreciation and amortization expense increased by $894,000 and general and administrative expense decreased by $386,000.

LIQUIDITY AND CAPITAL RESOURCES

         The Company provides funding for its investments through a combination of long-term and short-term financing including both debt and equity. The Company obtains long-term financing through the issuance of Shares, the issuance of long-term unsecured notes, the issuance of convertible debentures and the assumption of mortgage notes. The Company obtains short-term financing through the use of unsecured notes and bank lines of credit which are replaced with long-term financing as appropriate. From time to time, the Company may utilize interest rate caps or swaps to hedge interest rate volatility. It is the Company's objective to match mortgage and lease terms with the terms of its borrowings. The Company seeks to maintain an appropriate spread between its borrowing costs and the rate of return on its investments. When development loans convert to sale/leaseback transactions or permanent mortgage loans, the base rent or interest rate, as appropriate, is fixed at the time of such conversion.

         In April 1995, the Company completed the sale of 9,250,000 Shares at $30.125 per Share. The net proceeds to the Company from this offering were used to repay short-term borrowings and for investments in additional health care facilities.


         On July 26, 1995, the Company completed the sale of $125 million of 7.375% Notes due July 15, 2000 and $80 million of 7.6% Notes due July 15, 2001. The 7.375% Notes were priced at 99.82% to yield 7.418% and the 7.6% Notes were priced at 99.948% to yield 7.61%. The Company used the net proceeds to repay higher cost indebtedness.

         On July 28, 1995, the Company completed the sale of $43,334,000 of 8.54% Series A convertible senior notes due July 1, 2000 and $51,666,000 of 8.56% Series B convertible senior notes due July 1, 2002. These notes are convertible into Shares of beneficial interest of the Company at $32.625 per Share. The Company used the net proceeds of the offering to repay higher cost indebtedness.

         In July and August 1995, the Company prepaid senior unsecured notes and senior mortgage notes payable of $296,800,000 which were due between 1995 and 2001, with interest rates ranging from 10.00% to 10.86%. The transaction resulted in prepayment penalties and acceleration of unamortized debt costs totaling $33,454,000, which is an extraordinary item reflected as a loss from prepayment of debt in the accompanying income statement. Net proceeds from the issuance of approximately $300 million of notes and convertible debentures with interest rates ranging from 7.375% to 8.56% were used for the prepayment. The Company will gain flexibility from the elimination of certain operational covenants and benefit from lower interest rates and improved interest coverage ratios.

         On August 10, 1995, the Company commenced a Medium-Term Note program, offering on a continuing basis, notes due from nine months to 30 years from date of issue, as selected by the purchaser and agreed to by the Company at an aggregate initial public offering price not to exceed $200 million. During August and September $98,500,000 of these notes were issued and in January 1996, an additional $40,000,000 were issued with maturity dates ranging from January 17, 1997 to August 17, 2015, bearing interest at rates between 6.35% to 8.625%. The net proceeds were utilized to reduce the outstanding balance of the Company's unsecured credit facilities.

         In November 1995, the Company completed the sale of 1,000,000 Shares at $33.00 per Share. The net proceeds to the Company from this offering were used to repay short-term borrowings and for investments in additional health care facilities.

         As of December 31, 1995, the Company's gross real estate investments totaled approximately $1,855,000,000 consisting of 247 long-term care facilities, 24 rehabilitation hospitals, 14 medical office buildings, ten alcohol and substance abuse treatment facilities and psychiatric hospitals, seven retirement and assisted living facilities, and one acute care hospital campus. As of December 31, 1995, the Company's outstanding commitments for additional financing totaled approximately $102,701,000 for the completion of 17 facilities under construction and additions to permanent mortgages secured by five long-term care facilities.


         The Company had shareholders' equity of $1,061,755,000 and debt constituted 42% of the Company's total capitalization as of December 31, 1995.

         As of January 29, 1996, the Company has an unsecured revolving line of credit expiring June 30, 1997 in the amount of $205,000,000 bearing interest at the lender's prime rate (8.5%) or LIBOR plus 1.00% (6.5625% at January 22, 1996), and an unsecured short-term borrowing expiring April 1, 1996 in the amount of $25,000,000 bearing interest at LIBOR plus 1.25% (6.8125% at January 22, 1996). A total of approximately $69,000,000 was available at January 29, 1996. In addition, the Company has effective shelf registrations on file with the Securities and Exchange Commission under which the Company may issue up to approximately $394,000,000 of securities including debt, convertible debt and shares of beneficial interest.

         The Company believes that its various sources of capital are adequate to finance its operations as well as pending property acquisitions, mortgage financings and future dividends. For 1996, however, in the event that the Company identifies appropriate investment opportunities, the Company may raise additional capital through the sale of shares of beneficial interest or by the issuance of additional long-term debt.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

   Exhibit No.          Description
   -----------          ------------

          23       Consent of Coopers & Lybrand L.L.P.

          27       Financial Data Schedule

          99 Consolidated Financial Statements of Meditrust as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993



                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MEDITRUST
                                -------------------------------


  January 29, 1996              /s/ Lisa P. McAlister
  ----------------              -------------------------------
                                Lisa P. McAlister
                                Vice President and Treasurer